Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Cord Blood America, Inc. and Subsidiaries of our report dated March 18, 2005, except for Note 1(b) in the 2005 financial statements as to which the date is May 27, 2005, relating to our audit of the 2004 consolidated financial statements, which appears in the Annual Report on Form 10K/A of Cord Blood America and Subsidiaries for the year ended December 31, 2004.

/s/TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

March 12, 2007